U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2020

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2019, the board of directors (the “Board”) of Akers Biosciences, Inc. (the “Company”) appointed Christopher C. Schreiber, a director of the Company (“Schreiber”), as Executive Chairman of the Board of the Company. On January 24, 2020 (i) the compensation committee of the Board independently reviewed and approved entering into an executive chairman agreement with Schreiber (the “Executive Chairman Agreement”) and (ii) pursuant to such approval, the Company and Schreiber entered into the Executive Chairman Agreement.

Pursuant to the Executive Chairman Agreement, Mr. Schreiber shall continue to serve as the Executive Chairman of the Board as long as he is a member of the Board, or until termination of the Executive Chairman Agreement (as described below) or upon his earlier death, incapacity, removal, or resignation.

Pursuant to the Executive Chairman Agreement, Schreiber is entitled to receive: (i) an annual base salary of $300,000, payable monthly in equal installments, paid retroactively as of November 1, 2019 (it being agreed that such fee shall be inclusive of any fees associated with Schreiber’s services as both a director of the Company and in the capacity of Executive Chairman), (ii) employee benefits including, health insurance, dental insurance, basic life and accidental death and dismemberment insurance, long and short term disability insurance and participation in the Company’s 401(k) Plan, (iii) annual or other bonuses in cash and/or in securities of the Company and/or otherwise, which bonuses, if any, shall be awarded in the complete discretion of the Board or a designated committee thereof and (iv) reimbursements for pre-approved reasonable business-related expenses incurred in good faith in the performance of the Schreiber’s duties for the Company.

The Executive Chairman Agreement establishes an “at will” employment relationship pursuant to which Schreiber serves as Executive Chairman. The Company may terminate the Executive Chairman Agreement for any reason or no reason, and Schreiber may voluntarily resign for any reason or no reason with sixty (60) days’ notice.

The Executive Chairman Agreement also provides that Schreiber may not compete against the Company or solicit employees or customers from the Company for a period of one (1) year after termination of the Executive Chairman Agreement or his association with the Company for any reason.

The foregoing description of the Executive Chairman Agreement is a summary and is qualified in its entirety by reference to the Executive Chairman Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Chairman Agreement, dated January 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: January 31, 2020	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board of Directors and Director